As filed with the Securities and Exchange Commission on August 16, 1996.

                                               File No. 333-________

                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549

                              FORM S-8

                       REGISTRATION STATEMENT
                                UNDER
                     THE SECURITIES ACT OF 1933

                           INTERFACE, INC.
         (Exact Name of Issuer as Specified in its Charter)

                      Georgia                            58-1451243
          -------------------------------             ----------------
          (State or Other Jurisdiction of             (I.R.S. Employer
           Incorporation or Organization)              Identification
                                                          Number)
                             Suite 2000
                        2859 Paces Ferry Road
                       Atlanta, Georgia  30339
        -----------------------------------------------------
        (Address and Zip Code of Principal Executive Offices)

             INTERFACE, INC. SAVINGS AND INVESTMENT PLAN
             -------------------------------------------
                      (Full Title of the Plan)

                     Raymond S. Willoch, Esquire
            Vice President, General Counsel and Secretary
                           INTERFACE, INC.
                             Suite 2000
                        2859 Paces Ferry Road
                       Atlanta, Georgia  30339
                           (770) 319-6471
 ------------------------------------------------------------------
 (Name, Address and Telephone Number, Including Area Code, of Agent
                            for Service)



                   CALCULATION OF REGISTRATION FEE


================================================================================================================
Title of Securities            Amount to be        Proposed Maximum       Proposed Maximum         Amount of
to be Registered                Registered        Offering Price Per     Aggregate Offering     Registration Fee
                                                         Unit                  Price
- ----------------------------------------------------------------------------------------------------------------
Common Stock, Class A or       60,000 shares         $15.0625<F1>            $903,750<F1>             $311.64
B $.10 par value
- ----------------------------------------------------------------------------------------------------------------

<F1> Determined in accordance with Rule 457(h) under the Securities Act of 1933, based on $15.0625, the average of the high and low sale prices quoted on the NASDAQ National Market System on August 13, 1996.

- ----------------------------------------------------------------------------------------------------------------

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

     (1) The Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1995.

     (2) All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1995.

     (3) The description of Common Stock contained in the Registration Statement on Form 8-A, filed on April 30, 1984, as amended by a Form 8 filed on August 19, 1988, including all amendments or reports filed for the purpose of updating such description.

     (4) All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities that remain unsold.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Certain legal matters with respect to the validity of the shares of Common Stock being registered hereby will be passed upon for the Company by Raymond S. Willoch in his capacity as Vice President, General Counsel and Secretary of the Registrant.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As provided under Georgia law, the Registrant's Amended Articles of Incorporation provide that a director shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of duty of care or any other duty owed to the Registrant as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Registrant, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions, or (d) for any transaction from which the director received an improper benefit.

     Under Article VII of the Registrant's Amended Bylaws, the Registrant is authorized to indemnify its officers and directors for any liability and expense incurred by them in connection with or resulting from any threatened, pending or completed legal action or other proceeding or investigation by reason of his being or having been an officer or director. An officer or director may only be indemnified if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to a criminal matter, he did not have reasonable cause to believe that his conduct was unlawful. No officer or director who has been adjudged liable for the improper receipt of a personal benefit is entitled to indemnification.

     Any officer or director who has been wholly successful on the merits or otherwise in an action or proceeding in his official capacity is entitled to indemnification as to expenses by the Registrant as of right. All other determinations in respect of indemnification shall be made by either: (i) a majority vote of a quorum of disinterested directors; (ii) independent legal counsel selected in accordance with the Bylaws and at the request of the Board; or (iii) the holders of a majority of the Registrant's stock who at such time are entitled to vote for the election of directors.

     The provisions of the Registrant's Bylaws on indemnification are consistent in all material respects with the laws of the State of Georgia, which authorize indemnification of corporate officers and directors.

     The Registrant's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.


ITEM 8.   EXHIBITS

     The exhibits included as part of this Registration Statement are as follows:

Exhibit Number                Description
- --------------                -----------
4(a)                     Articles of Incorporation (composite as
                         of September 8, 1988) (included as
                         Exhibit 3.1 to the Registrant's annual
                         report on Form 10-K for the year ended
                         January 3, 1993 previously filed with
                         the Commission and incorporated herein
                         by reference) and Articles of Amendment
                         (Series A Preferred Stock Designation),
                         dated June 17, 1993 (included as Exhibit
                         4.1 to the Registrant's current report
                         on Form 8-K, filed with the Commission
                         on July 7, 1993 and incorporated herein
                         by reference)

4(b)                     Bylaws, as amended (included as Exhibit
                         3.2 to the Registrant's quarterly report on Form 10-Q for the quarter ended April 1, 1990, previously filed with the Commission and incorporated herein by reference)

5(a) & 23(a)             Opinion and Consent of Counsel to
                         Registrant

23(b)                    Consent of BDO Seidman, LLP

24                       Power of Attorney (See Signature Page)


ITEM 9.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in the Registration

Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


________________________

                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 16, 1996.


                    INTERFACE, INC.



                    By: /s/ Ray C. Anderson
                       Ray C. Anderson, Chairman of the Board,
                       Chief Executive Officer and President


     Each person whose signature appears below hereby constitutes and appoints Ray C. Anderson and Daniel T. Hendrix, and either of them, his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.

             Signature                                   Title                             Date
             ---------                                   -----                             ----
/s/ Ray C. Anderson                        Chairman of the Board, Chief              August 16, 1996
Ray C. Anderson                            Executive Officer and President
                                           (PRINCIPAL EXECUTIVE OFFICER)

/s/ Daniel T. Hendrix                      Senior Vice President, Chief              August 16, 1996
Daniel T. Hendrix                          Financial Officer and Treasurer
                                           (PRINCIPAL FINANCIAL AND
                                           ACCOUNTING OFFICER)


/s/ Brian L. DeMoura                       Director                                  August 16, 1996
Brian L. DeMoura


/s/ Charles R. Eitel                       Director                                  August 16, 1996
Charles R. Eitel



/s/ David Milton                           Director                                  August 16, 1996
David Milton



/s/ Don E. Russell                         Director                                  August 16, 1996
Don E. Russell


/s/ Gordon D. Whitener                     Director                                  August 16, 1996
Gordon D. Whitener



/s/ Carl I. Gable                          Director                                  August 16, 1996
Carl I. Gable


/s/ Dr. June M. Henton                    Director                                  August 16, 1996
Dr. June M. Henton


/s/ J. Smith Lanier, II                    Director                                  August 16, 1996
J. Smith Lanier, II


- -----------------------------              Director                                  August 16, 1996
Leonard G. Saulter


/s/ Clarinus C. Th. van Andel              Director                                  August 16, 1996
Clarinus C. Th. van Andel

                              EXHIBIT INDEX
                                    TO
                    REGISTRATION STATEMENT ON FORM S-8



Exhibit Number           Description

5(a) & 23(a)             Opinion and Consent of Counsel to Registrant

23(b)                    Consent of BDO Seidman, LLP

24                       Power of Attorney (See Signature Page)